Exhibit 2.2

FRANCISCO V. AGUILAR Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov Annual or Amended List and State Business License Application ANNUAL AMENDED (check one) List of Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers: TOCCA Life Holdings, Inc. NV20212197182 NAME OF ENTITY Entity or Nevada Business Identification Number (NVID) TYPE OR PRINT ONLY - USE DARK INK ONLY - DO NOT HIGHLIGHT IMPORTANT: Read instructions before completing and returning this form. Please indicate the entity type (check only one): Corporation This corporation is publicly traded, the Central Index Key number is: 0001633273 Nonprofit Corporation (see nonprofit sections below) Limited - Liability Company Limited Partnership Limited - Liability Partnership Limited - Liability Limited Partnership Business Trust Corporation Sole Additional Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers, may be listed on a supplemental page. CHECK ONLY IF APPLICABLE Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. 001 - Governmental Entity 006 - NRS 680B.020 Insurance Co, provide license or certificate of authority number For nonprofit entities formed under NRS chapter 80: entities without 501(c) nonprofit designation are required to maintain a state business license, the fee is $200.00. Those claiming an exemption under 501(c) designation must indicate by checking box below. Pursuant to NRS Chapter 76, this entity is a 501(c) nonprofit entity and is exempt from the business license fee. Exemption Code 002 For nonprofit entities formed under NRS Chapter 81: entities which are Unit - owners' association or Religious, Charitable, fraternal or other organization that qualifies as a tax - exempt organization pursuant to 26 U.S.C $ 501(c) are excluded from the requirement to obtain a state business license. Please indicate below if this entity falls under one of these categories by marking the appropriate box. If the entity does not fall under either of these categories please submit $200.00 for the state business license. Unit - owners' Association Religious, charitable, fraternal or other organization that qualifies as a tax - exempt organization pursuant to 26 U.S.C. $501(c) For nonprofit entities formed under NRS Chapter 82 and 80: Charitable Solicitation Information - check applicable box Does the Organization intend to solicit charitable or tax deductible contributions? No - no additional form is required Yes - the "Charitable Solicitation Registration Statement" is required. The Organization claims exemption pursuant to NRS 82A 210 - the "Exemption From Charitable Solicitation Registration Statement" is required **Failure to include the required statement form will result in rejection of the filing and could result in late fees.** Filed in the Office of Secretary of State State Of Nevada Business Number E16706602021 - 2 Filing Number 20232894558 Filed On 01/20/2023 14:31:25 PM Number of Pages 4 page 1 of 2

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FRANCISCO V. AGUILAR Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov Annual or Amended List and State Business License Application - Continued Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers: CORPORATION, INDICATE THE PRESIDENT : Stephen Carnes USA Name Country 2180 Park Ave North unit 200 Winter Park FL 32789 Address City State Zip/Postal Code CORPORATION, INDICATE THE SECRETARY : Stephen Carnes USA Name Country 2180 Park Ave North unit 200 Winter Park FL 32789 Address City State Zip/Postal Code CORPORATION, INDICATE THE TREASURER : Stephen Carnes USA Name Country 2180 Park Ave North unit 200 Winter Park FL 32789 Address City State Zip/Postal Code CORPORATION, INDICATE THE DIRECTOR : Stephen Carnes USA Name Country 2180 Park Ave North unit 200 Winter Park FL 32789 Address City State Zip/Postal Code page 2 of 2 None of the officers and directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct. I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. X Stephen Carnes Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, Subscriber, Member, Owner of Business, Partner or Authorized Signer FORM WILL BE RETURNED IF UNSIGNED Title President Date 01/20/2023

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Carnes as its President, TOCCA Life Holdings, Inc. Unanimous Written Consent Of Board of Directors In Lieu of Special Meeting The undersigned, being the Board of Directors of TOCCA Life Holdings, Inc., a Nevada Corporation (the “Corporation”), hereby waives the calling or holding of a meeting of the Board of Directors of the Corporation (the “Board”), consents in writing as of this 20th day of January 2023 to the following actions and directs that his unanimous written consent be filed by the Corporation’s Secretary with the minutes of proceedings of the Board. WHEREAS, the Corporation desires to accept the resignation of Jay Van Sickle as CEO, President, CFO, Treasurer, Secretary, and Director. WHEREAS, the Corporation desires to appoint Stephen CEO, Treasurer, Secretary and Director. Now therefore, RESOLVED, the Corporation shall accept the resignation of Jay Van Sickle effective as of January 20, 2023. FURTHER RESOLVED, the Corporation shall accept the appointment of Stephen Carnes as its CEO, Secretary, Treasurer, and Director, effective as of January 20, 2023. FURTHER RESOLVED, the Board of Directors of the Corporation be and hereby is authorized, empowered and directed to take any and all actions and to execute, deliver and file any and all agreements, instruments and documents as the Board of Directors so acting shall determine to be necessary or appropriate to consummate the transactions contemplated by the foregoing resolution. The taking of such action shall be conclusive evidence that the same was deemed to be necessary or appropriate and was authorized hereby. IN WITNESS WHEREOF, the undersigned being the Board of Directors of TOCCA Life Holdings, Inc. have executed this Consent as of the day and year first written above. Jay Van Sickle, Director January 20, 2023 Filed in the Office of Secretary of State State Of Nevada Business Number E16706602021 - 2 Filing Number 20232894558 Filed On 01/20/2023 14:31:25 PM Number of Pages 4

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TOCCA Life Holding, Inc. Acceptance The undersigned, Stephen Carnes, hereby accepts the position of CEO, Secretary, Treasurer, and Director of TOCCA Life Holdings, Inc., effective immediately. Stephen W. Carnes January 20, 2023 Filed in the Office of Secretary of State State Of Nevada Business Number E16706602021 - 2 Filing Number 20232894558 Filed On 01/20/2023 14:31:25 PM Number of Pages 4

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Filed in the Office of Secretary of State State Of Nevada Business Number E16706602021 - 2 Filing Number 20222372010 Filed On 6/6/2022 8:00:00 AM Number of Pages 2

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BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (ns) 684 - 5708 Website: www.nvsos.gov 4 T Profit Corporation: Certificate of Amendment <PuRsuANT To NRs 18 . 380 & 78.385/78 . 390) Certificate to Accompany Restated Articles or Amended and Restated Articles cPuRsuANT TO NRs 78.403) Officer's Statement (PuRsuANT TO NRs 80.030> . Effective Date and ime: (Optional) Date : 04/29/2022 Time : 5 : 00 PM CT (must not be later than 90 days after the certificate is filed) 5. Information Being Changed: (Domestic corporations only) Changes to takes the following effect : · The entity name has been amended. · The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. x : The authorized shares have been amended. r The directors , managers or general partners have been amended . IRS tax language has been added . Articles have been added. Articles have been deleted. · Other . The articles have been amended as follows: (provide article numbers, if available) Amendment to increase the number of authorized share, - f ·w c , , _ ccc - ; cuf - (attach additional page(s) if necessary) 3 ; coc , CC( \ roo . - President and CEO Title x Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote , in addition t the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each dass or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. 6. Signature: (Required) Please include any required or optional information In space below: (attach additional page(s) if necessary) This form must be accompanied by appropriate fees. Page2 of 2 Revised : 1/1/2019

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Filed in the Office of Secretary of State State Of Nevada Business Number E16706602021 - 2 Filing Number 20222266001 Filed On 4/20/2022 12:41:00 PM Number of Pages 1

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Filed in the Office of Secretary of State State Of Nevada Business Number E16706602021 - 2 Filing Number 20222266023 Filed On 4/20/2022 12:41:00 PM Number of Pages 1

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Filed in the Office of Secretary of State State Of Nevada Business Number E16706602021 - 2 Filing Number 20222109229 Filed On 2/17/2022 8:00:00 AM Number of Pages 5

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BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov 4 T 5 C c 6 ( Profit Corporation: Certificate of Amendment (PuRsuANT To NRs 78.380 & 78 . 38sn8 . 39o) Certificate to Accompany Restated Articles or Amended and Restated Articles cPuRsuANT TO NRs 78.403) Officer's Statement cPuRsuANT TO NRs 80 . 030) . Effective Date and ime: (Optional) Date : 1 02/14/2022 _ ·· - _ J Time: [ - - - (must not be later than 90 days after the certificate is filed) . Information Being hanged: (Domestic orporations only) Changes to takes the following effect: The entity name has been amended . D The registered agent has been changed . (attach Cert i ficate of Acceptance from new registered agent) D The purpose of the entity has been amended . Ƒ The authorized shares have been amended . D The directors , managers or general partners have been amended. D IRS tax language has been added . D Articles have been added. D Articles have been deleted . D Other. The articles have been <)mended as follows: (provide article numbers , if available) - - - - - - - - - - - ------ - --- , l Name is changed to "TOCCA Life Holdings, Inc." 2t il , (attach additional page(s) if necessary) . Signature: Required) X ! President Signaure of Officer o r Authorized Signer Title X Signature of Officer or Authorized Signer Title * If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares , then the amendment must be approved by the vote , in addition to the affirmative vote otherwise required , of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof . Please include any required or optional information in space below: (attach additional page(s) if necessary) Article 1.1 is amended as follows: " 1.1 The name of this corporation is TOCCA Life Holdings, Inc." See name Reservation ID: NR2022012 This form must be accompanied by appropriate fees. Page 2 of 2 Revised : 1 /1/2019

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ACTION BY WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF TELIFORD, INC.

The undersigned, being all of the members of Board of Directors of Teliford, Inc., a Nevada corporation (the "Company"), hereby approve and adopt the following resolutions, effective as of February 14, 2022:

WHEREAS, the Board of Directors deems it to be in the best interests of the Company and its stockholders to change the name of the Company to TOCCA Life Holdings, Inc.;

RESOLVED, that upon the filing of the appropriate amendment to the articles of incorporation with the Secretary of State of Nevada, the Company's name shall be changed to TOCCA Life Holdings, Inc.;

RESOLVED, that the officers of the Company be, and each of them with full authority to act without the others hereby is, authorized and directed for and on behalf of the Company to take or cause to be taken any and all actions, to execute and deliver any and all certificates, instructions, requests, or other instruments, and to do any and all things which, in any such officer's judgment, may be necessary or desirable to effect each of the foregoing resolutions and to carry out the purposes thereof, the taking of any such actions, the execution and delivery of any such certificates, instructions, requests, or instruments, or the doing of any such things to be conclusive evidence of their necessity or desirability;

RESOLVED, that all actions, executions, and delivery of documents, instruments and agreements taken by any officer of the Company prior to this date relating to the purpose and intent of the foregoing resolutions be, and they hereby are, in all respects approved, ratified, confirmed and adopted as the official acts and deeds of the Company; and it is further

RESOLVED, that this consent may be executed in two or more counterparts; each of which shall be deemed an original, but all of which together shall be deemed an original, and all of which together shall constitute one and the same instrument;

[Signature Page Follows]

ACTION BY WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF TELIFORD, INC. The undersigned , being all of the members of Board of Directors of Teliford , Inc . , a Nevada corporation (the " Company " ) , hereby approve and adopt the following resolutions , effective as of February 14 , 2022 : WHEREAS, the Board of Directors deems it to be in the best interests of the Company and its stockholders to change the name of the Company to TOCCA Life Holdings , Inc .; RESOLVED, that upon the filing of the appropriate amendment to the articles of incorporation with the Secretary of State of Nevada , the Company's name shall be changed to TOCCA Life Holdings, Inc .; RESOLVED , that the officers of the Company be , and each of them with full authority to act without the others hereby is , authorized and directed for and on behalf of the Company to take or cause to be taken any and all actions , to execute and deliver any and all certificates , instructions , requests , or other instruments , and to do any and all things which , in any such officer's judgment , may be necessary or desirable to effect each of the foregoing resolutions and to carry out the purposes thereof , the taking of any such actions, the execution and delivery of any such certificates , instructions , requests , or instruments, or the doing of any such things to be conclusive evidence of their necessity or desirability ; RESOLVED , that all actions, executions , and delivery of documents , instruments and agreements taken by any officer of the Company prior to this date relating to the purpose and intent of the foregoing resolutions be , and they hereby are, in all respects approved , ratified, confirmed and adopted as the official acts and deeds of the Company ; and it is further RESOLVED , that this consent may be executed in two or more counterparts ; each of which shall be deemed an original , but all of which together shall be deemed an original , and all of which together shall constitute one and the same instrument ; [Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned, constituting all of the members of the Board of Directors of the Company, consent hereto in writing and direct that this instrument be filed with the minutes of proceedings of the Board of Directors of the Company.

IN WITNESS WHERE O F, the undersigned , constituting all of the members of the Board of Directors of the Company, consent hereto in writing and direct that this instrument be filed with the minutes of proceedings of the Board of Directors of the Company .

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Exhibit A

Amended and Restated Articles of Incorporation of Teliford, Inc.

Exhibit A Amended and Restated Articles of Incorporation of Teliford , Inc.

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Filed in the Office of Secretary of State State Of Nevada Business Number E16706602021 - 2 Filing Number 20211673032 Filed On 8/10/2021 12:29:00 PM Number of Pages 4

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BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion/Exchange/Merger

NRS 92A.200 and 92A.205

This filing completes the following: ☐ Conversion ☐ Exchange ☐ Merger

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

4. Approval Continued:
(If more than one entity being acquired or merging please attach additional approval page.)

Exchange/Merger:
Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity)

☐ A. Owner's approval was not required from the:
- ☐ Acquired/merging
- ☐ Acquiring/surviving

☐ B. The plan was approved by the required consent of the owners of:
- ☐ Acquired/merging
- ☐ Acquiring/surviving

☐ C. Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160):

Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.
- ☐ Acquired/merging
- ☐ Acquiring/surviving

Name of acquired/merging entity

Name of acquiring/surviving entity

4. Approval Continued:
(If more than one entity being acquired or merging please attach additional approval page.)

Exchange/Merger:
Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity)

☐ A. Owner's approval was not required from the:
- ☐ Acquired/merging
- ☐ Acquiring/surviving

☐ B. The plan was approved by the required consent of the owners of:
- ☐ Acquired/merging
- ☐ Acquiring/surviving

☐ C. Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160):

Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.
- ☐ Acquired/merging
- ☐ Acquiring/surviving

Name of acquired/merging entity

Name of acquiring/surviving entity

** corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.*

Page 2 of 4
Revised: 1/1/2019

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov Form will be returned if unsigned . This form must be accompanied by appropriate fees . Page 3 of 4 Rev i sed : 1/1/2019 Articles of Conversion/Exchange/Merger NRS 92A.200 and 91A.205 - - r - I I ! i ' i Country Name Care of : I ! 6.Forwarding Address for Service of Process: (Conversion and Mergers only , if resulting/surviving entity is foreign) - - 1 ' ; i Address II I City State Zip/Postal Code Article 1 of the Articles of Incorporation of Teliford shall be amended to read as follows: The name of the corporation is Teliford, Inc. 7. Amendment, if any, to the articles or certificate of the surviving entity. (NRS 92A.200): (Merger only) •• •• Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92 A . 180 (merger of subsidiary into parent - Nevada parent owning 90 % or more of subsidiary) , the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed . 8. Declaration: Exchange: (Exchange and Ƒ Merger only) The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200) . Merger: (Select one box) The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200) . Ƒ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A . 180) . Ƒ 9. Signature Statement: (Required) Conversion: A plan of conversion has been adopted by the constituent entity in compliance with the law of the jur i sdiction governing the constituent entity. Signatures - must be signed by : 1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited - liability limited partnership ; a manager of each Nevada limited - liability company with managers or one member if there are no managers ; a trustee of each Nevada business trust ; a managing partner of a Nevada limited - liability partnership (a . k . a . general partnership governed by NRS chapter 87) . 2. If constituent entity is a foreign entity : must be signed by the constituent entity in the manner provided by the law governing it. I I Name of constituent entity

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BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov Articles of Conversion/Exchange/Merger NRS 92A.200 and 91A.205 9. Signature Statement Continued: (Required) □ Exchange: Signatures - Must be signed by : An officer of each Nevada corporation ; All general partners of each Nevada limited partnership ; All general partners of each Nevada limited - liability limited partnership ; A manager of each Nevada limited - liability company with managers or a member if there are no Managers ; A trustee of each Nevada business trust (NRS 92A.230) Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange. The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230) . Additional signature blocks may be added to this page or as an attachment , as needed . □ Merger: Signatures - Must be signed by : An officer of each Nevada corporation ; All general partners of each Nevada limited partnership ; All general partners of each Nevada limited - liability limited partnership ; A manager of each Nevada limited - liability company with managers or one member if there are no managers ; A trustee of each Nevada business trust (NRS 92A.230) . The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A . 230) . Additional signature blocks may be added to this page or as an attachment , as needed . 10. Signature(s): (Required) ! Teliford , Inc. I Name of acquired/merqinq entity )( :::, I Preside nt J pB/10/2021 ] . Signature (Exchange/Merger) Title Date If more than one entity being acquired or merging please attach additional page of informaiton and signatures . ! Teliford I :• u3na entitv ! President Signature (Exchange/Merger) Form will be returned if unsigned . This form must be accompanied by appropriate fees . Page 4 of 4 Rev i sed : 1/1/2019 Title I pa11012021 ] Date I I : ! 1, X Signature of Constituent Entity (Conversion) Title Date Please include any required or optional information in space below: (attach additional page(s) if necessary)

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BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of
Barbara K. Cegavske
Secretary of State
State Of Nevada

Business Number E16706602021-2
Filing Number 20211670659
Filed On 08/10/2021 11:21:34 AM
Number of Pages 11

Formation - Profit Corporation

☑ NRS 78 - Articles of Incorporation Profit Corporation ☐ NRS 80 - Foreign Corporation ☐ NRS 89 - Articles of Incorporation Professional Corporation

☐ 78A Formation - Close Corporation

(Name of closed corporation MUST appear in the below heading)

Articles of Formation of ______________________ a close corporation (NRS 78A)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGH LIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)

Teliford

2. Registered Agent for Service of Process: (Check only one box)

☐ Commercial Registered Agent (name only below) ☑ Noncommercial Registered Agent (name and address below) ☐ Office or position with Entity (title and address below)

Registered Agents Inc.
Name of Registered Agent OR Title of Office or Position with Entity

Street Address	City	State	Zip Code
401 Ryland St. STE-200-A	Reno	Nevada	89502

Mailing Address (If different from street address)	City	State	Zip Code
		Nevada	

2a. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X Registered Agents Inc. 08/10/2021
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date

3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)

This corporation is a close corporation operating with a board of directors ☐ Yes OR ☑ No

4. Names and Addresses of the Board of Directors/ Trustees or Stockholders

(NRS 78: Board of Directors/ Trustees is required.

NRS 78a: Required if the Close Corporation is governed by a board of directors.

NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)

	Name	Address	City	State	Zip Code
1)	G. Reed Petersen	3625 Cove Point Drive	Salt Lake City	UT	84109
2)	G. Reed Petersen	3625 Cove Point Drive	Salt Lake City	UT	84109
3)	G. Reed Petersen	3625 Cove Point Drive	Salt Lake City	UT	84109
4)	G. Reed Petersen	3625 Cove Point Dr	Salt Lake City	UT	84109

5. Jurisdiction of Incorporation: (NRS 80 only)

5a. Jurisdiction of incorporation:

5b. I declare this entity is in good standing in the jurisdiction of its incorporation. ☐

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov Formation - profit Corporation Continued, Page 2 6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.) By selecting “Yes” you are indicating that the corporation is organized as a Yes benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. 7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.) The purpose of the corporation shall be to engage in any lawful business. 8. Authorized Shares: (Number of shares corporation is authorized to issue) Number of common shares with Par value: 480000000.0 Par value: $ .00001 Number of preferred shares with Par value: 20000000.0 Par value: $ .00001 Number of shares with no par value: 0 If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper. 9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. Name, Address and Signature of the Incorporator for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional. I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. G. Reed Petersen United States Name Country 3625 Cove Point Drive Salt Lake City UT 84109 Address City State Zip/Postal Code X G. Reed Petersen (attach additional page if necessary) AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING Please include any required or optional information in space below: (attach additional page(s) if necessary) Page 2 of 2 Pages

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Attachment to Articles of Incorporation of Teliford, Inc. Article 3 1. Authorized Shares. The number of authorized shares is 480,000,000 shares of common stock and 20,000,000 shares of preferred stock, all par value $.00001. The preferred stock may be issued in one or more series, and with such voting powers, designations, limitations, restrictions and relative rights as may be established by resolution of the Board of Directors acting pursuant to Section 78.1955 of the Nevada General Corporation Law. 2. Creation of Series A Convertible Preferred Stock . There is hereby created a series of preferred stock consisting of 1 , 000 , 000 shares and designated as the Series A Convertible Preferred Stock, having the voting powers, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth below . 1. Fractional Shares . No shares of Series A Convertible Preferred Stock may be issued in fractions of less than one whole share . 2. Dividend Provisions . The holders of shares of Series A Convertible Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of any funds at the time legally available therefor, dividends at the same time and on a parity with holders of common stock, as if on the date immediately prior to the record date for such dividend, the Series A Convertible Preferred Stock had been converted into common stock at the Conversion Rate . Each share of Series A Convertible Preferred Stock shall rank on a parity with each other share of Series A Convertible Preferred Stock with respect to dividends . 3. R e d e m p t i o n P r o v i s io n s . T h e S e ri e s A C o n v e r t i b l e P r e f e r r e d S t oc k i s n o t r e de e m a b l e . 4. Liquidation Provisions . In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or Filed in the Office of Secretary of State State Of Nevada Business Number E16706602021 - 2 Filing Number 20211670659 Filed On 08/10/2021 11:21:34 AM Number of Pages 11 1

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2 involuntary, the Series A Convertible Preferred Stock shall be entitled to receive an amount at the same time and on a parity with holders of common stock, as if on the date immediately prior to the record date for such dividend, the Series A Convertible Preferred Stock had been converted into common stock at the Conversion Rate . A reorganization or any other consolidation or merger of the Corporation with or into any other corporation, or any other sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4 , and the Series A Convertible Preferred Stock shall be entitled only to (i) the right provided in any agreement of plan governing the reorganization or other consolidation, merger or sale of assets transaction, (ii) the rights contained in the Wyoming Business Corporation Act and (iii) the rights contained in other Sections hereof . 5. Conversion Provisions . The holders of shares of Series A Convertible Preferred Stock shall have conversion rights as follows (the "Conversion Rights") : (a) Right to Convert . (1) Each share of Series A Convertible Preferred Stock (the "Preferred Shares") shall be convertible, at the option of the holder thereof, into a number of shares of common stock of the Company at the initial conversion rate (the "Conversion Rate") defined below : The initial Conversion Rate, subject to the adjustments described below, shall be ten thousand ( 10 , 000 ) shares of common stock for each one share of Series A Convertible Preferred Stock . Such conversion shall be effectuated by surrendering the Preferred Shares to be converted (with a copy, by facsimile or courier, to the Company) to the Company's registrar and transfer agent . The date on which such conversion is effected shall be the earlier of (i) such date of physical delivery to the registrar and transfer agent, or (ii) at the election of the holder, the date that the holder gives notice of such conversion by electronic or facsimile transmission to the registrar and transfer agent provided that physical delivery follows within five business days

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3 thereafter, and shall be referred to as the "Conversion Date." (b) Adjustments to Conversion Rate . (1) Reclassification, Exchange and Substitution . If the common stock issuable on conversion of the Series A Convertible Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the holders of the Series A Convertible Preferred Stock shall, upon its conversion, be entitled to receive, in lieu of the common stock which the holders would have become entitled to receive but for such change, a number of shares of such other class or classes of stock that would have been subject to receipt by the holders if they had exercised their rights of conversion of the Series A Convertible Preferred Stock immediately before that change . (2) Reorganizations, Mergers, Consolidations or Sale of Assets . If at any time there shall be a capital reorganization of the Corporation's common stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section (b) or merger of the Corporation into another corporation, or the sale of the Corporation's properties and assets as, or substantially as, an entirety to any other person), then, as a part of such reorganization, merger or sale, lawful provision shall be made so that the holders of the Series A Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Convertible Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger, to which holders of the common stock deliverable upon conversion of the Series A Convertible Preferred Stock would have been entitled on such capital reorganization, merger or sale if the Series A Convertible Preferred Stock had been converted immediately before that capital reorganization, merger or sale to the end that the provisions of this paragraph (b)(3) (including adjustment of the Conversion Rate then in effect and number of shares purchasable upon conversion of the

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Series A Convertible Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

(c) **No Impairment**. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, merger, dissolution, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provision of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Convertible Preferred Stock against impairment.

(d) **Certificate as to Adjustments**. Upon the occurrence of each adjustment or readjustment of the Conversion Rate for any shares of Series A Convertible Preferred Stock, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Convertible Preferred Stock effected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate at the time in effect, and (iii) the number of shares of common stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Series A Convertible Preferred Stock.

(e) **Notices of Record Date**. In the event of the establishment by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Corporation shall mail to each holder of Series Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the

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5 purpose of such dividend or distribution and the amount and character of such dividend or distribution. (f) Reservation of Stock Issuable Upon Conversion . The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of common stock solely for the purpose of effecting the conversion of the shares of the Series A Convertible Pre - ferred Stock such number of its shares of common stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series Preferred Stock ; and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purpose . (g) Notices . Any notices required by the provisions of this Section 5 to be given to the holders of shares of Series A Convertible Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation . 3 . 2 . 6 . Voting Provisions . In addition to such rights as are expressly provided or required by law, the Series A Convertible Preferred Stock shall vote as a class with the Common Stock . The holders of Series A Convertible Preferred Stock will have such number of voting rights per share as if such holder had converted its shares into Common Stock at the Conversion Rate in effect on the record date for the shareholder meeting or consent action, times ten (10) . Article 5 The purpose for which the corporation is formed is to engage in any lawful activity.

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6 Article 8 No capital stock issued by the corporation shall be assessable following payment of the subscription price or par value therefor. Article 9 Every person who was or is a party or is threatened to be a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director, officer, employee, agent or other person of the corporation, or is or was serving at the request of the corporation or for its benefit as a director, officer employee or other person of another corporation, partnership, joint venture, trust or enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the law of the State of Nevada as it may be amended from time to time against all expenses, liability and loss (including at - torneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers, employees, agents or other persons may have or hereafter acquire and, without limiting the generality of such statement they shall be entitled to their respective rights or indemnification under any bylaw, agreement, vote of stockholders, provisions of law or otherwise, as well as their rights under this Article. Without limiting the application of the foregoing, the board of directors may adopt bylaws from time to time with respect to indemnification permitted by the law of the State of Nevada and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, agent or other person of the corporation, or is or was serving at the request of the

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7 corporation as a director, officer, employee, agent or other person of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status whether or not the corporation would have the power to indemnify such person. Article 10 A director of officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or knowing violation of law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal lia - bility of the director or officer of the corporation for acts or omissions prior to such repeal or modification. Article 11 A director or officer of the corporation shall not be disqualified by his office from dealing or contracting with the corporation as a vendor, purchaser, employee, agent or otherwise. No transaction, contract or act of the corporation shall be void or voidable or in any way affected or invalidated by reason of the fact that any director or officer of any corporation is a member of any firm, a shareholder, director or officer of the corporation or trustee or beneficiary of any trust that is in any way interested in such transaction, contract or act. No director or officer shall be accountable or responsible to the corporation for or in respect to any transaction, contract or act of the corporation for any gain or profit directly or indirectly realized by him by reason of the fact that he or any firm in which he is a member or any corporation of which he is a trustee, or beneficiary, is interested in such transaction, contract, or act; provided the fact that such director or officer or such firm, corporation or trust is so interested shall have been disclosed or shall have been known to the members of the Board of Directors as shall be present at any meeting at which action upon such contract, transaction or act shall have been taken. Any director may be counted in

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8 determining the existence of a quorum at any meeting of the Board of Directors which shall authorize or take action in respect to any such cotract, transaction or act, and may vote thereat to authorize, ratify or approve any such contract, transaction or act, and any officer of the corporation may take any action within the scope of his authority, respecting such contract, transaction or act, and any officer of the corporation of which he is a shareholder, director or officer, or any trust of which he is a trustee or beneficiary, were not interested in such transaction, contract or act. Without limiting or qualifying the foregoing, if in any judicial other inquiry, suit, cause or proceeding, the question of whether a director or officer of the corporation has acted in good faith is material, and notwithstanding any statute or rule of law or equity to the contrary (if any there be), his good faith shall be presumed in the absence of proof to the contrary by clear and convincing evidence.

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Filed in the Office of	Business Number E16706602021-2
Barbara K. Cegavske	Filing Number 20211670659
Secretary of State State Of Nevada	Filed On 08/10/2021 11:21:34 AM
	Number of Pages 11

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Registered Agent Acceptance/Statement of Change

(PURSUANT TO NRS 77.310, 77.340, 77.350, 77.380)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of represented entity: Teliford, Inc. Entity or Nevada Business Identification Number (NVID): (for entities currently on file)
2. Registered Agent Acceptance:	☒ Registered Agent Acceptance
3. Information Being Changed:	Statement of Change takes the following effect: (select only one) ☒ Appoints New Agent (complete section 5) ☐ Update Represented Entity Acting as Registered Agent (complete sections 5) ☐ Update Registered Agent Name (complete sections 4 & 5) ☐ Update Registered Agent Address (complete sections 4 & 5)
4. Registered Agent Information Before the Change: (Non-commercial registered agents **ONLY**)	Name of Registered Agent **OR** Title of Office or Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
5. Newly Appointed Registered Agent or Registered Agent Information After the Change:	☐ Commercial Registered Agent:(name only below) ☒ Noncommercial Registered Agent (name and address below) ☐ Office or Position with Entity (title or position and address below) Registered Agents Inc. Name of Registered Agent **OR** Title of Office or Position within Entity 401 Ryland Street, Suite 200-A / Reno / Nevada 89502 Street Address / City / Zip Code Nevada Mailing Address (if different from street address) / City / Zip Code
6. Electronic Notification: (Optional)	Email address for electronic notifications for "Non-Commercial" or "Office or Positions with Entity" registered agents only:
7. Certificate of Acceptance of Appointment of Registered Agent: (Required)	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] 08/10/2021 **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** Date
8. Signature of Represented Entity: (Required)	X [signature] 08/10/2021 **Authorized Signature On Behalf of the Entity** Date

FEE: $60.00
This form must be accompanied by appropriate fees.

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Revised: 1/1/2019